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                        PARENT COMPANY GUARANTY AGREEMENT


                                       by


                               THE BRINK'S COMPANY


                                       to


                 WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee



                                September 1, 2003


                       -----------------------------------


                                   $43,160,000
                      Coal Terminal Revenue Refunding Bonds
             (Dominion Terminal Associates Project - Brink's Issue)
                                   Series 2003

                       -----------------------------------





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                        PARENT COMPANY GUARANTY AGREEMENT



     THIS PARENT COMPANY GUARANTY AGREEMENT, dated as of September 1, 2003, is entered into by THE BRINK'S COMPANY, a Virginia corporation (the "Parent Company"), to WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association with a corporate trust office in Richmond, Virginia (the "Trustee").

     The Peninsula Ports Authority of Virginia (the "Issuer") has issued its Coal Terminal Revenue Refunding Bonds (Dominion Terminal Associates Project) Series 1992 in the aggregate principal amount of $43,160,000 (the "1992 Bonds") for the purpose of refunding revenue bonds previously issued by the Issuer to finance the cost of the acquisition and construction of certain port facilities located in the City of Newport News, Virginia, to be used in the transshipment of coal (the "Project") by Dominion Terminal Associates ("DTA").

     The Issuer now intends to issue its Coal Terminal Revenue Refunding Bonds (Dominion Terminal Associates Project - Brink's Issue) Series 2003 in the aggregate principal amount of $43,160,000 (the "2003 Bonds") pursuant to an Indenture of Trust, dated as of September 1, 2003 (the "Indenture"), between the Issuer and the Trustee. The proceeds of the 2003 Bonds are to be used to redeem the 1992 Bonds.

     In connection with issuance of the 2003 Bonds, DTA and the Issuer have entered into a Loan Agreement, dated as of September 1, 2003 (the "Loan Agreement"), pursuant to which DTA has agreed to make payments to the Issuer sufficient to permit the Issuer to pay the principal of, premium, if any, and interest on the 2003 Bonds. DTA, the Partners and Pittston Terminal have entered into a Sixth Amendment to Amended and Restated Throughput and Handling Agreement, dated as of August 15, 2003, to provide sufficient revenues to DTA to permit it to perform its obligation under the Loan Agreement. Pursuant to a Throughput Assignment, dated as of September 1, 2003 (the "Assignment"), among DTA, the Trustee and Pittston Terminal, DTA has assigned to the Trustee payments to be made by Pittston Terminal with respect to the 2003 Bonds under Section 3.2(a)(ix) of the Throughput Agreement.

     Pittston Terminal is a wholly owned indirect subsidiary of the Parent Company and the Parent Company will receive direct financial benefits as a result of the issuance of the 2003 Bonds by the Issuer. The Parent Company desires that the Issuer issue the 2003 Bonds and is willing to enter into this Agreement in order to induce the Issuer to issue and sell the 2003 Bonds and as an inducement to the purchase of the 2003 Bonds by all who may become owners of them.

     Accordingly, the parties agree as follows:

          1. Definitions. Unless otherwise defined, the capitalized terms used in this Agreement have the meanings set forth in the Indenture.

          2. Guaranty of Obligations. The Parent Company unconditionally guarantees to the Issuer and to the Trustee for the benefit of the holders from time to time of the 2003 Bonds the full and punctual payment when due of the principal and purchase price of and premium, if any, and interest on the 2003


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Bonds (all such  amounts  being  called  the  "Obligations"),  and agrees to pay any and all expenses incurred by the Trustee or the Issuer in enforcing any rights under this Agreement.

     This guaranty is a primary and original obligation of the Parent Company and is an absolute, unconditional, continuing and irrevocable guaranty of payment and not of collectibility or performance and is in no way conditioned or contingent upon any attempt to collect from any person or to realize upon any property held as security or from any other source. If any of the Obligations are not paid when and as they become due and payable, the Parent Company will forthwith pay such Obligations, in immediately available funds, in accordance with the terms of the 2003 Bonds directly to the Trustee. The Parent Company waives diligence, presentment, demand, notice or protest of any kind. Each default in payment of any of the Obligations will give rise to a separate cause of action under this Agreement and separate suits may be brought as each cause of action arises.

          3. Character of Obligations. The right of the Trustee to enforce the obligations of the Parent Company under this Agreement by any proceedings, whether by action at law, suit in equity or otherwise, will not be impaired by any right, claim or defense against any person or entity of any character whatsoever (other than indefeasible payment of the amount claimed), including, without limitation, any right, claim or defense of rescission, recoupment, reduction, limitation, termination, setoff, counterclaim, waiver, frustration, surrender, alteration or compromise. Without limiting the generality of the foregoing, the obligations of the Parent Company under this Agreement will not be discharged, released or impaired or otherwise affected by: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the 2003 Bonds, the Indenture, the Loan Agreement, the Throughput Agreement, the Assignment (collectively, the "Operative Documents"), or any assignment, transfer or other disposition of any of them; (ii) any inability or failure on the part of Pittston Terminal, DTA or the Issuer to perform their obligations under or comply with the terms of the Operative Documents; (iii) any waiver, consent, extension, indulgence or other action or inaction (including, without limitation, any lack of diligence or failure to mitigate damages) under or in respect of any Operative Document or any obligation or liability of the Issuer, DTA, Pittston Terminal or any other person or entity, or any exercise or nonexercise of any right, power or remedy under or in respect of any Operative Document, obligation or liability; (iv) any limitation on any party's obligation or liability under any Operative Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of any Operative Document or any such obligation or liability; (v) any transfer of its interest in Pittston Terminal by the Parent Company, including any change in ownership of all or any part of the capital stock of Pittston Terminal; (vi) any invalidity or irregularity in any statutory or other proceedings relating to the formation or existence of the Issuer, the issuance of the 2003 Bonds or the execution and delivery of any Operative Document; (vii) any bankruptcy, insolvency, moratorium, reorganization, arrangement, or the like, relating to Pittston Terminal, DTA or the Issuer; (viii) any impossibility or illegality of performance on the part of the Issuer, DTA or Pittston Terminal of any of their obligations under or in connection with any Operative Document; (ix) force majeure; (x) reason of destruction, whether partial or complete, of the Project, whether on account of its abandonment or otherwise, or the curtailment or cessation of the operation of the Project or failure or inability of DTA to operate it; or (xi) any other circumstance or occurrence, whether similar or dissimilar to any of the foregoing.

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     This Agreement will continue to be effective or be reinstated,  as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer, DTA or Pittston Terminal or otherwise, all as though such payment had not been made.

          4. Subrogation. So long as the Parent Company is in full compliance with its obligations under this Agreement, the Parent Company will be entitled to be subrogated to any rights of the Trustee against DTA or Pittston Terminal, and DTA or Pittston Terminal may reimburse the Parent Company for, and the Parent Company may demand, sue for and receive all amounts paid by the Parent Company pursuant to this Agreement. No payment under this Agreement by the Parent Company will give rise to any claim of the Parent Company against the Trustee. Unless and until the 2003 Bonds are paid, or deemed under the Indenture to be paid in full, and all obligations of the Parent Company under this Agreement have been discharged by payment in full, the Parent Company will not assign or otherwise transfer any such claim against DTA or Pittston Terminal to any other person, unless the assignee or transferee of such claim accepts such assignment or transfer subject to the provisions of this Agreement.

          5. Certain Rights and Powers of the Trustee. The Trustee has all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms of this Agreement and to recover damages for the breach of this Agreement. Each and every remedy of the Trustee is, to the extent permitted by law, cumulative and in addition to any other remedy given under this Agreement or under the Operative Documents or now or hereafter existing at law or in equity.

     At the option of the Trustee and upon notice to the Parent Company, the Parent Company may be joined in any action or proceeding commenced by the Trustee in respect of any Obligation, and recovery may be had against the Parent Company in such action or proceeding or in any independent action or proceeding against the Parent Company, without any requirement that the Trustee first assert, prosecute or exhaust any remedy or claim against any person.

          6. Representations and Warranties. The Parent Company makes the following representations and warranties to the Trustee:

              (a) Due Incorporation, etc. The Parent Company and Pittston Terminal are corporations duly incorporated, validly existing and in good standing under the laws of the jurisdiction of their incorporation and have all requisite power and authority, corporate or otherwise, to conduct their business, to own their properties and to execute, deliver and perform all of their obligations under this Agreement and the Operative Documents.

              (b) Due Authorization. The execution, delivery and performance by the Parent Company of this Agreement have been duly authorized by all necessary corporate action.

              (c) Enforceability. This Agreement when executed and delivered by its parties, will constitute the legal, valid and binding obligation of the Parent Company enforceable against the Parent Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general equitable principles.


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              (d)  Company  Stock.  The  Parent  Company  is the owner  directly or indirectly of all of the issued and outstanding capital stock of Pittston Terminal.

          7. Covenant of Parent Company. The Parent Company covenants that it will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all its assets as an entirety to any person, unless the corporation formed by such consolidation or into which the Parent Company is merged or the person which acquires by conveyance, transfer or lease substantially all of the assets of the Parent Company as an entirety has assumed the due and punctual performance and observance of each obligation of the Parent Company under this Agreement.

          8. Events of Default. The following events will constitute Events of Default under this Agreement:

              (a) The Parent Company fails to make any payment required to be made by it under this Agreement which results in a failure to make a payment due on the 2003 Bonds;

              (b) Any representation or warranty made by the Parent Company in this Agreement proves to have been incorrect in any material respect when made and it remains unremedied for 90 days;

              (c) The Parent Company fails to perform or observe any other term, covenant or agreement (other than those referred to in subsections (a) and (b) above) contained in this Agreement and the failure remains unremedied for 90 days after the date on which written notice of the failure, requiring that it be remedied, is given to the Parent Company by the Trustee; provided, however, if the failure cannot with due diligence be cured within such 90 day period, the failure will not constitute an Event of Default under this Agreement so long as the Parent Company proceeds promptly to cure the failure with due diligence to completion;

              (d) The Parent Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian for the Parent Company or any substantial part of its property, or (iv) makes a general assignment for the benefit of its creditors; or

              (e) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Parent Company in an involuntary case, (ii) appoints a Custodian for the Parent Company or any substantial part of its property, or (iii) orders the winding up or liquidation of the Parent Company, and the decree or order remains unstayed and in effect for 90 days.

          9. Amendment and Waiver. This Agreement and each of its provisions may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the parties.


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          10. Governing  Law. This  Agreement and the rights and  obligations of the parties under it will be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

          11. Notices. All notices, requests, demands or other communications to or upon the parties to this Agreement will be sufficiently given and deemed given when delivered by hand or mailed by first-class mail, postage prepaid, addressed as follows:

                      (a)    If to the Parent Company to:

                             The Brink's Company
                             1801 Bayberry Court
                             Richmond, VA 23226
                             Attention:  Treasurer and General Counsel

                      (b)    If to the Trustee to:

                             Wachovia Bank, National Association, as Trustee 1021 East Cary Street
                             Richmond, Virginia 23219
                             Attention:  Corporate Trust Department

          12. Waivers. No failure or delay on the part of the Trustee in exercising any right, power or privilege under this Agreement and no course of dealing among the parties will operate as a waiver; nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise of it or the exercise of any other right, power or privilege. No notice to or demand on the Parent Company in any case will entitle the Parent Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Trustee to any other or further action in any circumstances without notice or demand.

          13. Captions. The captions in this Agreement are for convenience only and do not define or limit the scope or intent of any of its provisions or Sections.

          14. Benefit of Agreement. This Agreement will be binding upon the Parent Company and its successors and assigns, and will be binding upon and inure to the benefit of the Trustee and its successors and assigns.

          15. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts will together constitute one and the same instrument.


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          16.  Severability.   Any   provision   of   this  Agreement  which  is
prohibited, unenforceable or not authorized in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or legality of such provision in any other jurisdiction.


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                        THE BRINK'S COMPANY


                        By: /s/ James B. Hartough
                           ----------------------------------------------------
                        Title: Vice President - Corporate Finance and Treasurer
                              -------------------------------------------------



                        WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

                        By: /s/ Elizabeth A. Boyd
                            ---------------------------------------------------
                        Title: Corporate Trust Officer
                              -------------------------------------------------



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